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                                                                   EXHIBIT 23(b)

                               BAYLOR AND BACKUS
                          CERTIFIED PUBLIC ACCOUNTANTS
                             2112 NORTH ROAN STREET
                        HOME FEDERAL BUILDING, SUITE 801
                                 P. O. BOX 1736
                         JOHNSON CITY, TENNESSEE 37605
                             TELEPHONE 615-282-9000



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report for the years ended December 31, 1991 and 1990 dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, included in First Tennessee National Corporation's 1993 Annual Report on Form 10-K, into the COmpany's previously filed Registration Statement File Nos. 33-9846, 33-8029, 33-34620, 33-40398 and 33-44142 and to all references to our firm included therein.


Baylor and Backus

Baylor and Backus
Certified Public Accountants

Johnson City, Tennessee

April 25, 1994